UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 28, 2011

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on April 29, 2011. The sole purpose of this Amendment is to disclose our decision regarding how frequently we will conduct future stockholder advisory votes on the executive compensation paid to our named executive officers.

Item 5.07    Submission of Matters to a Vote of Security Holders

In accordance with the voting results from our annual meeting of stockholders held on April 28, 2011, at which our board of directors recommended that stockholders vote for the option of every “1 Year” as the preferred frequency for future advisory votes on compensation paid to our named executive officers, and every “1 Year” received the highest number of votes cast on such advisory vote, our board of directors has determined that advisory votes on executive compensation paid to our named executive officers will occur on an annual basis until the next required advisory vote on the frequency of future advisory votes on executive compensation. We are required to hold advisory votes on the frequency of future advisory votes on executive compensation every six years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: August 8, 2011	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel